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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                   May 7, 1997
                        (Date of earliest event reported)



                                 Cephalon, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                            0-19119               23-2484489
(State or other jurisdiction             (Commission             (IRS Employer
of incorporation or organization)          File Number)                  ID No.)


      145 Brandywine Parkway
      West Chester, Pennsylvania                                    19380
(Address of principal executive offices)                          (Zip Code)


                                 (610) 344-0200
              (Registrant's telephone number, including area code)


                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)
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ITEM 5.  OTHER EVENTS.

GENERAL

      Cephalon, Inc. (the "Company") has confirmed the terms of its previously-announced arrangement for the purchase of capped call options with respect to shares of its Common Stock. The Company has acquired capped call options (the "Options") from Swiss Bank Corporation, London Branch ("SBC") on an aggregate of 2,500,000 shares of Common Stock, pursuant to an ISDA Master
Agreement (the "Master Agreement"), dated as of May 2, 1997, between the Company and SBC, and a Confirmation (the "Confirmation") executed pursuant to the Master
Agreement on May 7, 1997. In payment of the premium on such Options, the Company will issue to SBC, on May 8, 1997, an aggregate of 490,000 shares of Common
Stock (the "Shares") pursuant to an Agreement in Regard to Premium Shares (the
"Share Agreement"), dated as of May 2, 1997, by and among the Company, SBC and SBC Warburg Inc. The Shares are being issued to SBC in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended
(the "Securities Act"), and the Company has registered the resale of the Shares by SBC and SBC Warburg under the Securities Act on a Registration Statement on Form S-3, which was declared effective by the Securities and Exchange Commission on May 1, 1997.

TERMS OF THE CALL OPTIONS

      The Options, which are European-style, have been written on an aggregate of 2,500,000 shares of Common Stock. The Options, which will expire on October
31, 1997, have a strike price of $21.50 per share (the "Strike Price") and a cap price of $39.50 per share (the "Cap Price"). The aggregate purchase price for the Options is being paid by the Company through the issuance of the Shares to SBC.

      Although at this time the Company expects that the Options will be settled in cash, the Company may elect to physically settle the Options by requiring delivery by SBC to the Company of shares of the Common Stock. In the event that the Options are settled in cash, SBC or its affiliates would likely sell shares of the Common Stock, which may include some or all of the Shares, then held by them as a hedge with respect to the Options. In the event that the Options are physically settled, SBC will deliver shares of the Common Stock to the Company, which likely would include some or all of the Shares, upon payment by the Company of the applicable exercise price.

COMPANY REASONS FOR THE OPTION TRANSACTION; RISKS TO THE COMPANY

      The Company purchased the Options to allow the Company to benefit, subject to the terms of the Options, from any appreciation in the market value of the Company's Common Stock at expiration of the Options. If the Company elects cash settlement, it will receive on exercise of each Option an amount in cash equal to the excess, if any, of (i) an average of the market prices of the Common
Stock during a specified period prior to expiration, determined in accordance with the Confirmation or (ii) the Cap Price, whichever is less, over the Strike
Price. If the Company elects settlement in stock, it will receive on exercise of each Option one share of Common Stock against payment of an amount equal to the sum of (x) the Strike Price and (y) the excess, if any, of the market price of the Common Stock at expiration over the Cap Price. The Company's board of directors has determined that the purchase of the Options, in exchange for the Shares, is an appropriate method to take advantage of any stock price appreciation.

      The funds, if any, received from the exercise of the Options may be used by the Company to fund a portion of its payment obligations related to Cephalon
Clinical Partners, L.P. (the "Partnership"). If MYOTROPHIN (rhIGF-I) were to be approved for commercialization in the United States or certain other territories, the Company is obligated to make a $16,000,000 milestone payment to the Partnership. In addition, at a specified time following commercialization, the Company is required to purchase the outstanding limited partnership interests for approximately $40,000,000 plus royalties, in order to retain its rights to commercialize MYOTROPHIN in the United States and Europe.
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      As an alternative to making these payments, the Company may seek to acquire some or all of the remaining limited partnership interests. Although the
Company has actively discussed this possibility with the General Partner of the
Partnership, there can be no assurance that any agreement can be reached with the General Partner to acquire the limited partnership interests. Even if an agreement can be reached, the Company estimates that to reach an agreement the purchase price could be significant, possibly in the $125 million range. In addition to using the proceeds, if any, from exercising the Options, the Company would explore one or more additional financing alternatives, after the May 8th meeting of the Advisory Committee referred to below, if it were to proceed with an acquisition of limited partnership interests.

      Any funds received from the exercise of the Options that are not used to fund the Company's obligations related to the Partnership would be used to fund the research and development activities of the Company and the acquisition of technologies, and for other general corporate purposes.

      Purchase of the Options by the Company involves certain risks.
Particularly, as described above, the purchase of the Options will benefit the Company only if the market price of the Common Stock appreciates to a level above the strike price of the Options during the term of the Options and remains at such a level at the expiration of the Options. If the market price of the Common Stock at expiration of the Options does not exceed the Strike Price, the Company will have sold Shares for a consideration which, at expiration of the Options, has no value. If the market price of the Common Stock at expiration of the Options exceeds the Strike Price, but by less than the premium for the Options, the Company will have issued Shares for a consideration which, at the expiration of the Options, is worth less than the market value of the Shares when they were sold. The benefit to the Company would, in each case, be affected by applicable transaction costs. In any event, the number of the Company's issued and outstanding shares of Common Stock will increase by 490,000 Shares, representing a dilution of approximately 2% based on the number of shares of Common Stock currently outstanding.

      One near-term event that is expected to directly affect the value of the Options is the scheduled meeting of the Peripheral and Central Nervous System
Drugs Advisory Committee (the "Advisory Committee") of the Food and Drug
Administration (the "FDA") on May 8, 1997 with respect to MYOTROPHIN (rhIGF-I).
The Company has not received any indication as to the outcome of the Advisory
Committee meeting or any subsequent FDA decision on the New Drug Application with respect to MYOTROPHIN (rhIGF-I) (the "NDA"). If the Advisory Committee recommends approval of MYOTROPHIN (rhIGF-I) and if the FDA subsequently approves the commercialization of the product, the market price of the Company's Common
Stock may increase, in which case the Company could realize a financial benefit from the Options. If the Advisory Committee does not recommend approval of the NDA or if the FDA does not approve the NDA, the price of the Common Stock is likely to decrease and the Options will have no value.

      Because the Option financing is innovative and is structured to take advantage of increases in the price of the Company's Common Stock, there is a risk that a third party could assert that the Company has not fully complied with its applicable disclosure obligations. Although the Company believes that it has complied with its obligations under applicable securities laws, there can be no assurance that such a claim will not be asserted. Defense of any such claim could be costly to the Company and there can be no assurance that any such defense would be successful.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Business Acquired: None

      (b)   Pro Forma Financial Information: None

      (c)   Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CEPHALON, INC.



Date: May 7, 1997                         By: /s/ J. Kevin Buchi
                                             -----------------------------------
                                                  J. Kevin Buchi
                                                  Senior Vice President and
                                                  Chief Financial Officer
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                                  EXHIBIT INDEX


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EXHIBIT                                                                     PAGE
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
10.1        Confirmation entered into on May 7, 1997, pursuant to ISDA
            Master Agreement by and between Cephalon, Inc. and Swiss
            Bank Corporation, London Branch